UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Avanos Medical, Inc.

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MESSAGE FROM OUR CHAIRMAN

April 8, 2021

FELLOW STOCKHOLDERS,

This letter supplements our proxy solicitation materials filed on March 19, 2021, with additional information relating to Proposal 3, to approve a non-binding resolution about the compensation of our named executive officers, also known as Say-on-Pay. Our Board of Directors has already unanimously voted to recommend a vote FOR that proposal.

Our Compensation Committee has always supported a strong pay-for performance philosophy. This is evidenced, historically, by the performance-oriented weighting of our long-term incentive (LTI) mix. For all years prior to 2020, the Committee granted 60 percent of the LTI mix in performance-based restricted stock units (PRSUs), with the remaining 40 percent granted in stock options. In March 2020, prior to the COVID-19 pandemic, the Committee intended to continue this approach, with a majority of the LTI mix awarded as PRSUs.

However, due to the economic uncertainty from March through July 2020, the Committee was unable to determine the extent of the impact of the pandemic on our operations. Accordingly, the Committee, in consultation with its independent compensation advisor, Meridian Compensation Partners LLC, decided to temporarily pause on granting PRSUs and instead grant 75 percent time-based restricted stock units (TRSUs) and 25 percent stock options. The Committee believed that this approach would neither penalize nor over-reward management for circumstances beyond their control, while providing a competitive equity incentive grant aligned with Avanos stock-price performance.

In the face of the pandemic, our management performed exceptionally well. We included our Business Highlights in our previously filed proxy statement, and those speak for themselves. Our management also performed quite well in relation to our peers. In 2020, our Total Shareholder Return was in the 65th percentile versus our compensation peer group.

This year is different from 2020 in many respects. While it is true that the pandemic persists, even as I write this, many companies, including Avanos, have found ways to continue doing business and manage through the crisis.

In light of this new situation, on March 17, 2021, after our proxy statement was at the printer, and just before we filed it on March 19, our Compensation Committee made 2021 annual equity grants to our management. The grants were different from last year’s in that they included PRSUs – the grants were a mix of 25 percent PRSUs and 75 percent TRSUs, consistent with the Committee’s desire to return to performance-contingent LTI as the pandemic uncertainties subside.

Further, our Compensation Committee is committed to returning to an LTI mix with even higher proportions of PRSUs in future years, as the pandemic ends and business conditions return to normal.

I hope this supplemental information provides a further basis for you to adopt our Board’s unanimous recommendation to vote FOR Proposal 3, Say-on-Pay. Or if you have already voted but wish to change or revoke your vote, please see the section of our proxy statement tiled “How to Revoke or Change Your Vote.”

For more information about our Annual Meeting and proxy statement, please click the following link to the SEC’s website: tm218127-1_def14a - none - 16.3904686s (sec.gov).

Sincerely,

Gary D. Blackford

Chairman of the Board

Avanos Medical, Inc.